ACTEL CORPORATION

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
               (unaudited, in thousands except per share amounts)


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
                                                                                             Three Months Ended
                                                                                          --------------------------
                                                                                            Mar. 30,       Mar. 31,
                                                                                              1997           1996
                                                                                          ------------  ------------
Primary:
Average common shares outstanding......................................................         18,636        17,667
Net effect of dilutive stock options, warrants, and convertible preferred stock
   - based on the treasury stock method using average market price.....................          3,446         3,401
                                                                                          ------------  ------------
Shares used in computing net income per share..........................................         22,082        21,068
                                                                                          ============  ============
Net income.............................................................................   $      4,531  $      3,277
                                                                                          ============  ============
Net income per share...................................................................   $       0.21  $       0.16
                                                                                          ============  ============

Fully diluted:
Average common shares outstanding......................................................         18,636        17,667
Net effect of dilutive stock options, warrants, and convertible preferred stock
   - based on the treasury stock method................................................          3,445         3,401
                                                                                          ------------  ------------
Shares used in computing net income per share..........................................         22,081        21,230
                                                                                          ============  ============
Net income.............................................................................   $      4,531  $      3,277
                                                                                          ============  ============
Net income per share...................................................................   $       0.21  $       0.15
                                                                                          ============  ============
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